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                                                                   EXHIBIT 99.2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited the accompanying consolidated balance sheets of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UUNET Technologies, Inc., and Subsidiaries, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
January 31, 1996

                                                                   EXHIBIT 99.2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, and have issued our report thereon dated January 31, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein, in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
January 31, 1996